                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          FEDERAL EXPRESS CORPORATION
                (Name of Registrant as Specified In Its Charter)

- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ---------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ---------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

    ---------------------------------------------------------------------------

                                           FEDERAL EXPRESS CORPORATION
                                           2005 CORPORATE AVENUE
                                           MEMPHIS, TENNESSEE 38132
LOGO

             ----------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 1, 1996
             ----------------------------------------------------

To the Stockholders of Federal Express Corporation:

  Notice is hereby given that the Annual Meeting of Stockholders of Federal Express Corporation (the "Corporation") will be held at the Crowne Plaza Memphis, 250 North Main Street, Memphis, Tennessee on Tuesday, October 1, 1996 at 10:00 a.m., Central Daylight Time, for the following purposes:

    1. To elect the Class I Directors to serve for the next three years;

    2. To ratify the designation of Arthur Andersen LLP as independent auditors of the Corporation for fiscal 1997;
       and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business on August 5, 1996 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                                  By order of the Board of
                                                         Directors,

                                                 /s/ Kenneth R. Masterson
                                                    Kenneth R. Masterson
August 8, 1996                                            Secretary

  PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THE ENCLOSED RETURN ENVELOPE REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, AS APPLICABLE.

FEDERAL EXPRESS CORPORATION
2005 CORPORATE AVENUE
MEMPHIS, TENNESSEE 38132
                                                           1996 PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Federal Express Corporation (the "Corporation") for use at the Annual Meeting of Stockholders to be held October 1, 1996. Shares represented at the meeting by the enclosed form of proxy will be voted by Mr. Theodore L. Weise, Executive Vice President-Worldwide Operations, and Mr. Kenneth R. Masterson, Executive Vice President, General Counsel and Secretary, in accordance with the directions noted thereon. If no direction is given, the shares will be voted FOR election of the Class I Directors and FOR proposal 2.

  A stockholder giving a proxy may revoke it before it is voted by giving written notice of such revocation to the Secretary of the Corporation or by executing a later dated proxy. Attendance at the meeting by a stockholder who has given a proxy will not have the effect of revoking it unless the stockholder gives such written notice of revocation to the Secretary before the proxy is voted.

  The Corporation's confidential voting policy provides that stockholder proxies, ballots and voting materials that identify the votes of specific stockholders will be kept confidential, except (i) as required by law, including in connection with the pursuit or defense of legal or regulatory actions or proceedings; (ii) in the event a stockholder expressly requests disclosure; or (iii) during a contested election for the Board of Directors. In addition, the policy states that the tabulators and inspectors of election, who may be the Corporation's transfer agent or its employees, shall be independent and not the employees of the Corporation. As in the past, the Corporation's transfer agent, First Chicago Trust Company of New York, will tabulate the votes, and a representative of the transfer agent will serve as inspector of election. Proxies will be returned in envelopes addressed to the transfer agent and, except in the limited circumstances specified above, will not be seen by or reported to the Corporation.

  The Definitive Proxy Statement and accompanying form of proxy will be first sent or given to stockholders on or about August 19, 1996.

  The solicitation of proxies is made by the Corporation and the cost of solicitation will be borne by the Corporation. In addition to the solicitation of proxies by use of the mail and the Corporation's internal mail system, proxies may be solicited by directors, officers and regularly engaged employees of the Corporation. Brokers, nominees and other similar record holders will be requested to forward solicitation materials and will be reimbursed by the Corporation upon request for their out-of-pocket expenses. The Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $8,000 plus reimbursement of expenses.

  The Annual Report to Stockholders for the Corporation's fiscal year ended May 31, 1996, including financial statements, is enclosed. Such Annual Report is not a part of the proxy solicitation materials and is not incorporated herein by reference.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

  Only stockholders of record at the close of business on August 5, 1996 will be entitled to notice of and to vote at the meeting. Each share of Common Stock is entitled to one vote for the election of the Class I Directors and for all other matters before the meeting. As of August 5, 1996, the Corporation had outstanding 56,945,354 shares of Common Stock.

  Directors are elected by a plurality of the votes cast at the meeting. A majority of the outstanding shares entitled to vote at the meeting will constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. Abstentions will be included in tabulations of the votes cast on the proposals presented in the same manner as votes cast against such proposals. Broker non-votes will not be counted either for or against the proposal when determining whether a particular proposal has been approved.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth the amount of the Corporation's Common Stock beneficially owned by each Director of the Corporation, each nominee to become a Director, each of the executive officers named in the Summary Compensation Table and by all Directors and executive officers as a group, as of August 5, 1996. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

                                           AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP  PERCENT OF CLASS
- ------------------------                   --------------------  ----------------
Smith, Frederick W.......................       5,062,748(1)           8.78%
Allen, Robert H..........................           9,704(2)            *
Baker, Howard H., Jr.....................           8,000(2)            *
Cox, Robert L............................          33,000(3)            *
DeNunzio, Ralph D........................           9,000(2)            *
Estrin, Judith L.........................           7,000(4)            *
Greer, Philip............................          29,678(2)(5)         *
Hyde, J. R., III.........................          27,000(2)(6)         *
Manatt, Charles T........................           8,500(2)            *
Mitchell, George J.......................           2,500(7)            *
Smart, Jackson W., Jr....................          29,234(2)(8)         *
Smith, Joshua I..........................           3,300(9)            *
Walsh, Paul S............................               0
Willmott, Peter S........................          50,950(2)            *
Weise, Theodore L........................         105,042(10)           *
Masterson, Kenneth R.....................          53,750(11)           *
Taylor, Mary Alice.......................          54,463(12)           *
Graf, Alan B., Jr........................          65,100(13)           *
All Directors and Executive Officers as a
 group (29 persons)......................       5,869,823(1)(2)       10.18%
                                                (3)(4)(5)(6)(7)
                                                (8)(9)(10)(11)
                                                (12)(13)(14)

- ----------
(*) Less than 1% of issued and outstanding shares of Common Stock of the Corporation.

(1) Includes 3,744,928 shares of Common Stock owned of record by Mr. Smith (representing 6.49% of the outstanding Common Stock), 1,035,320 shares of Common Stock owned of record by Frederick Smith Enterprise Company, Inc. ("Enterprise"), a family holding company, and 282,500 shares as to which Mr. Smith has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 5, 1996 under the Corporation's 1987, 1989 and 1993 Stock Incentive Plans. First Tennessee Bank, N.A., Memphis, Tennessee, as Trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise's outstanding stock and Mr. Smith owns 45% directly. Mr. Cox is a director of Enterprise.

(2) Includes 5,000 and 2,000 shares, respectively, of Common Stock as to which each Director who is not also an employee of the Corporation has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 5, 1996 under the Corporation's 1989 and 1993 Stock Incentive Plans, respectively.

(3) Includes 30,000 shares of Common Stock owned by RLC Family Partners Ltd., a limited partnership of which Mr. Cox is the sole general partner and 1,000 and 2,000 shares, respectively, as to which Mr. Cox has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 5, 1996 under the Corporation's 1989 and 1993 Stock Incentive Plans, respectively, and excludes 4,000 shares owned by Mr. Cox's wife as to which Mr. Cox disclaims beneficial ownership.

(4) Includes 4,000 and 2,000 shares, respectively, of Common Stock as to which Ms. Estrin has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 5, 1996 under the Corporation's 1989 and 1993 Stock Incentive Plans, respectively.

(5) Excludes 13,656 shares of Common Stock owned of record and beneficially by members of Mr. Greer's family as to which Mr. Greer disclaims beneficial ownership.

(6) Includes 4,000 shares of Common Stock owned by a family trust and members of Mr. Hyde's family.

(7) Includes 1,000 shares of Common Stock as to which Mr. Mitchell has the right to acquire beneficial ownership through the exercise of stock options which will become vested within 60 days of August 5, 1996 under the Corporation's 1993 Stock Incentive Plan.

(8) Includes 2,100 shares of Common Stock owned by Mr. Smart's wife.

(9) Includes 1,000 and 2,000 shares, respectively, of Common Stock as to which Mr. Smith has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 5, 1996 under the Corporation's 1989 and 1993 Stock Incentive Plans, respectively.

(10) Includes 60,815 shares of Common Stock as to which Mr. Weise has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 5, 1996 under the Corporation's Stock Incentive Plans and 4,914 shares owned by members of Mr. Weise's family.

(11) Includes 40,500 shares of Common Stock as to which Mr. Masterson has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 5, 1996 under the Corporation's Stock Incentive Plans.

(12) Includes 36,400 shares of Common Stock as to which Ms. Taylor has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 5, 1996 under the Corporation's Stock Incentive Plans.

(13) Includes 44,100 shares of Common Stock as to which Mr. Graf has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 5, 1996 under the Corporation's Stock Incentive Plans.

(14) Includes 726,454 shares of Common Stock as to which the Directors and Executive Officers as a group, have the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 5, 1996 under the Corporation's Stock Incentive Plans.

  Listed below are certain persons who owned beneficially, as of December 31, 1995, and in the case of PRIMECAP Management Company, as of August 10, 1995, more than five percent of the Corporation's Common Stock. This information is copied from the latest Schedule 13G filed by each beneficial owner with the Securities and Exchange Commission.

                                         AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP  PERCENT OF CLASS
- ------------------------------------    ---------------------- ----------------
The Capital Group Companies, Inc.......      7,112,240(1)            12.6%
 333 South Hope Street
 Los Angeles, California 90071

Sanford C. Bernstein & Co., Inc........      4,952,424(2)             8.8
 One State Street Plaza
 New York, New York 10004

Southeastern Asset Management, Inc.....      3,511,735(3)             6.3
 6075 Poplar Avenue, Suite 900
 Memphis, Tennessee 38119

PRIMECAP Management Company............      3,440,000(4)             6.1
 225 South Lake Avenue
 Pasadena, California 91101

- ----------
(1) Certain operating subsidiaries of The Capital Group Companies, Inc., exercised investment discretion over various institutional accounts which held shares of the Corporation. Capital Guardian Trust Company, a bank, and one of such operating companies, exercised investment discretion over 2,229,780 of the shares. Capital Research and Management Company, a registered investment advisor, and Capital International Limited and Capital International, S.A., other operating subsidiaries, had investment discretion with respect to 4,650,000, 78,440 and 54,200 shares, respectively, of the aggregate shares. The Capital Group Companies, Inc. had sole power to vote or direct the vote with respect to 1,307,110 shares. Neither The Capital Group Companies, Inc. nor any of its subsidiaries had the power to vote or to direct the vote of the remaining shares. The Capital Group Companies, Inc. disclaimed beneficial ownership of all such shares of the Corporation.

(2) Sanford Bernstein, a registered investment advisor, exercised sole investment discretion with respect to the shares and sole voting power with respect to 2,384,351 of such shares. Sanford Bernstein does not disclaim beneficial ownership of any such shares.

(3) Southeastern Asset Management, Inc., a registered investment advisor, exercised sole investment discretion over 2,403,785 of the aggregate shares, and shared investment discretion with respect to 1,070,000 shares with Longleaf Partners Fund, a series of Longleaf Partners Funds Trust, an open-end registered management investment company. Southeastern had sole power to vote or direct the vote with respect to 2,303,785 of the aggregate shares, and shared voting power over 1,070,000 shares with Longleaf Partners Fund. Neither Southeastern nor Longleaf Partners Fund had the power to vote or to direct the vote of the remaining shares. Southeastern does not disclaim beneficial ownership of any such shares; however, Mr. O. Mason Hawkins, chairman and chief executive officer of Southeastern, disclaims beneficial ownership of all of the shares in the event he is or could be deemed to be a controlling person of Southeastern as a result of his official positions with Southeastern or his ownership of its voting securities.

(4) PRIMECAP Management Company, a registered investment advisor, exercised sole investment discretion and sole voting power with respect to the shares, and does not disclaim beneficial ownership of any such shares.

                            ELECTION OF DIRECTORS
                               (PROPOSAL NO. 1)

  At the date of the Annual Meeting, the Board of Directors will consist of fourteen members, divided into three classes. Four nominees (the "Class I Directors") are to be elected at this Annual Meeting to serve for a term of three years and until their successors are elected and qualified. The remaining Directors will continue to serve as set forth below, with five Directors (the "Class II Directors") having terms expiring at the 1997 Annual Meeting and five Directors (the "Class III Directors") having terms expiring at the 1998 Annual Meeting. Three of the nominees for election as Class I Directors are now directors of the Corporation. Each nominee has consented to being named in this Proxy Statement and agreed to serve if elected. The proxy holders will vote the proxies received by them for the four Class I nominees or, in the event of a contingency not presently foreseen, for different persons as substitutes therefor unless authority is withheld.

  The following sets forth, with respect to each nominee and each Director continuing to serve, his or her name, age, principal occupation and employment during the past five years, the year in which he or she first became a Director of the Corporation and directorships held in other corporations.

               NOMINEES FOR ELECTION AS CLASS I DIRECTORS FOR A
              THREE-YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING

 DIRECTOR, YEAR FIRST                      PRINCIPAL OCCUPATION,
 ELECTED AS DIRECTOR  AGE                BUSINESS AND DIRECTORSHIPS
 -------------------- ---               ---------------------------
  Robert H. Allen      68 Private Investor and Managing Partner, Challenge
       1977               Investment Partners, an investment firm, since May
                          1993. Director, GeoQuest International Holdings, Inc.,
                          Gulf Canada Resources Ltd., Nuevo Energy Company,
                          Texas Growth Fund Corporation and University of Texas
                          Investment Management Company. Trustee, Baylor College
                          of Medicine. Regent, Texas A&M University System.

   Robert L. Cox       60 Partner, Waring Cox, a law firm, for more than the
       1993               past five years; Secretary of the Corporation from
                          June 1971 to September 1993. Director, Delta Life
                          Corporation.

   Paul S. Walsh       41 Chairman, President and Chief Executive Officer of The
                          Pillsbury Company, a wholly-owned subsidiary of Grand
                          Metropolitan PLC, a consumer food and beverage
                          company, since April 1996; Chief Executive Officer of
                          The Pillsbury Company from January 1992 to April 1996;
                          Chief Operating Officer of The Pillsbury Company from
                          June 1991 to January 1992. Director, Ceridian
                          Corporation and Grand Metropolitan PLC.

 Peter S. Willmott     59 Chief Executive Officer and President of Zenith
       1974               Electronics Corporation, an electronics manufacturing
                          company, since July 1996 and Chairman and Chief
                          Executive Officer of Willmott Services, Inc., a retail
                          and consulting firm, since June 1989; President and
                          Chief Operating Officer of the Corporation from
                          September 1980 to May 1983; Executive Vice President
                          of the Corporation from 1977 to 1980; Senior Vice
                          President-Finance and Administration of the
                          Corporation from 1974 to 1977. Director, Browning-
                          Ferris Industries, Inc., International Multifoods
                          Corporation, Mac Frugal's Bargains--Close-Outs, Inc.,
                          Maytag Corporation, Morgan Keegan & Co., Inc. and
                          Zenith Electronics Corporation.

                    CLASS II DIRECTORS CONTINUING IN OFFICE
                 WHOSE TERMS EXPIRE AT THE 1997 ANNUAL MEETING

 DIRECTOR, YEAR FIRST                       PRINCIPAL OCCUPATION,
 ELECTED AS DIRECTOR   AGE                BUSINESS AND DIRECTORSHIPS
 --------------------  ----              ---------------------------
   Ralph D. DeNunzio    64  President of Harbor Point Associates, Inc., a
         1981               private investment and consulting firm, since
                            October 1987. Director, AMP Incorporated, Harris
                            Corporation and NIKE, Inc.

   Charles T. Manatt    60  Senior Partner, Manatt, Phelps & Phillips, a law
         1989               firm, for more than the past five years. Director,
                            ICN Pharmaceuticals, Inc. and COMSAT Corporation.

  George J. Mitchell    62  Special Counsel to Verner, Liipfert, Bernhard,
         1995               McPherson and Hand, a law firm, since January 1995;
                            Member of the United States Senate from May 1980 to
                            January 1995. Director, The Walt Disney Company,
                            UNUM Corporation and Xerox Corporation.

 Jackson W. Smart, Jr.  65  Chairman, Executive Committee, First Commonwealth,
         1976               Inc., a managed dental care company, since January
                            1996 and Chairman and Chief Executive Officer of MSP
                            Communications, Inc., a radio broadcasting company, since October 1988. Trustee, Goldman Sachs -
                            Institutional Liquid Assets, Financial Square Money
                            Market Trust, Goldman Sachs Trust and Goldman Sachs
                            Equity Portfolios Inc. Director, Evanston Hospital
                            Corporation, First Commonwealth, Inc. and InRoads
                            Capital Partners L.P.

    Joshua I. Smith     55  Chairman, President and Chief Executive Officer of
         1989               The MAXIMA Corporation, an information and data
                            processing firm, since 1978. Director, Caterpillar,
                            Inc. and Inland Steel Industries, Inc.

                   CLASS III DIRECTORS CONTINUING IN OFFICE
                 WHOSE TERMS EXPIRE AT THE 1998 ANNUAL MEETING

 DIRECTOR, YEAR FIRST                       PRINCIPAL OCCUPATION,
 ELECTED AS DIRECTOR   AGE                BUSINESS AND DIRECTORSHIPS
 --------------------  ----              ---------------------------
 Howard H. Baker, Jr.   70  Partner, Baker, Donelson, Bearman & Caldwell, a law
         1988               firm, since February 1995; Partner, Baker,
                            Worthington, Crossley & Stansberry from July 1988 to
                            February 1995. International Advisory Board, Barrick
                            Gold Corporation. Director, Pennzoil Company, United
                            Technologies Corporation and WMX Technologies, Inc.

   Judith L. Estrin     41  President and Chief Executive Officer of Precept
         1989               Software, Inc., a computer software company, since
                            March 1995; Consultant from September 1994 to March
                            1995; Chief Executive Officer and President of
                            Network Computing Devices, Inc., a company that
                            supplies display stations for network computing
                            environments, from September 1993 to September 1994;
                            Executive Vice President of Network Computing
                            Devices, Inc. from July 1988 to September 1993.
                            Director, Rockwell International Corporation and Sun
                            Microsystems, Inc.

     Philip Greer       60  Senior Managing Principal of Weiss, Peck & Greer,
         1974               L.L.C., an investment management firm, since 1995;
                            General Partner of Weiss, Peck & Greer from 1970 to
                            1995. Director, Network Computing Devices, Inc. and
                            Robert Mondavi Winery.

    J. R. Hyde, III     53  Chairman and Chief Executive Officer of AutoZone,
         1977               Inc., an auto parts retail chain, since 1986 and
                            Chairman of Malone & Hyde, Inc., a wholesale food
                            distributor and former parent company of AutoZone,
                            Inc., since 1972. Director, AutoZone, Inc.

  Frederick W. Smith    51  Chairman, President and Chief Executive Officer of
         1971               the Corporation since 1983; Chief Executive Officer
                            of the Corporation since 1977; Chairman of the
                            Corporation since 1975; President of the Corporation
                            from 1971 to 1975.

                            MEETINGS AND COMMITTEES

  The Board of Directors of the Corporation conducted seven regular meetings and one special meeting during fiscal 1996. Each Director, with the exception of Mr. Hyde, attended at least 75% of the meetings of the Board and any committees on which they served.

  The Board of Directors has an Audit Committee and a Compensation Committee. The members of the Audit Committee are Philip Greer (Chairman), Howard H. Baker, Jr., Robert L. Cox, George J. Mitchell, Joshua I. Smith and Peter S. Willmott. The basic responsibilities of the Audit Committee, as approved by the Board of Directors, are to review significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures; to ascertain the existence of effective accounting and internal control systems; to oversee the entire audit function both internal and independent; and to provide an effective communication link between the auditors (internal and independent) and the Board of Directors. The Audit Committee met nine times during fiscal 1996.

  The members of the Compensation Committee are Jackson W. Smart, Jr. (Chairman), Robert H. Allen, Ralph D. DeNunzio, J. R. Hyde, III and Charles T. Manatt. The Compensation Committee determines the salaries, bonuses and other remuneration and terms and conditions of employment of the officers of the Corporation, administers the Corporation's Stock Incentive and Restricted Stock Plans, oversees the administration of the Corporation's employee benefit plans covering employees generally and makes recommendations to the Board of Directors with respect to the Corporation's compensation policies. The Compensation Committee held six meetings in fiscal 1996. The Board of Directors does not have a nominating committee.

                           COMPENSATION OF DIRECTORS

  For fiscal 1997, outside Directors are to be paid a quarterly retainer of $8,000, $2,000 for each meeting of the Board attended and $1,000 for each meeting of its Committees which they attend. Committee chairmen will be paid an additional annual fee of $6,250. In addition, outside Directors will be granted an option under the Corporation's 1993 Stock Incentive Plan for 1,000 shares of Common Stock on each of the five consecutive Annual Meeting dates beginning September 26, 1994. Officers of the Corporation receive no compensation for serving as Directors.

  The Corporation has a Retirement Plan for Outside Directors to attract, retain and motivate directors who are not also employees of the Corporation to serve on the Corporation's Board of Directors. The plan is unfunded and benefits provided thereunder are payable out of the assets of the Corporation as a general, unsecured obligation of the Corporation. An outside Director who has served at least five years on the Board of Directors is entitled to a retirement benefit beginning as of the first day of the fiscal quarter of the Corporation next following the date of termination of his or her directorship or the date such Director attains age 60, whichever is later. The benefit will be an annual amount, payable as a lump-sum distribution or in quarterly installments for no less than ten years and no more than fifteen years depending on years of service, equal to a percentage from 50% to 100% (as determined by years of service) of the annual retainer fee being paid to the outside Director at the time of his or her termination as a Director. A Director must retire immediately before the Corporation's annual meeting of stockholders during the calendar year in which the Director attains age 72.

                          SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer and its four other most highly-compensated executive officers for services rendered in all capacities during the fiscal years ended May 31, 1996, 1995 and 1994.

                                                                         LONG TERM COMPENSATION
                                                                   -----------------------------------
                                      ANNUAL COMPENSATION                  AWARDS           PAYOUTS
                                  -------------------------------- ---------------------- ------------
                                                                   RESTRICTED SECURITIES
                                                     OTHER ANNUAL     STOCK    UNDERLYING                ALL OTHER
                                  SALARY   BONUS      COMPENSATION  AWARD(S)    OPTIONS/      LTIP      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR  ($)     ($)           ($)        ($)(1)     SARS (#)    PAYOUTS($)     ($)(2)
- ---------------------------  ---- ------- -------    ------------- ---------- ----------- ------------ -------------
Frederick W. Smith           1996 745,833   --          131,742(3)     --          --      1,200,000      24,174
 Chairman, President and     1995 700,000 515,500        96,541(3)     --        50,000        --         22,232
 Chief Executive Officer     1994 650,121 470,000        84,016(3)     --       100,000        --          5,573

Theodore L. Weise            1996 449,604  37,500(4)    974,734(5) 1,333,500     11,500      352,388      12,947
 Executive Vice President    1995 417,994 188,480        58,016(6)     --        27,500        --         12,021
 Worldwide Operations        1994 399,360 214,675       105,720(5)   162,500     25,000        --          4,440

Kenneth R. Masterson         1996 396,688  37,500(4)    764,729(7) 1,044,500     11,500      364,875      10,743
 Executive Vice President,   1995 378,478 138,880         --           --        22,500        --         10,617
 General Counsel and         1994 357,162 180,428         --           --        20,000        --          4,175
 Secretary

Mary Alice Taylor            1996 387,034  25,000(8)    658,956(7)   900,000     11,500      361,988      10,295
 Senior Vice President       1995 357,178 150,176         --           --        22,500        --          9,752
 U.S. and Canada             1994 296,670 156,090         --           --        20,000        --          3,761

Alan B. Graf, Jr.            1996 375,421  25,000(4)    843,160(7) 1,152,875     11,500      362,250      10,312
 Executive Vice President    1995 347,477 137,640         --           --        25,000        --          9,578
 and Chief Financial
  Officer                    1994 320,530 156,630         --           --        34,000        --          4,210

- ---------
(1) The amounts in the table represent the closing market value of the shares awarded at the date of grant. At May 31, 1996, the number and value of the aggregate restricted stock holdings of the named individuals were as follows:

         NAME                                   NUMBER OF SHARES HELD   VALUE
         ----                                   --------------------- ----------
         F.W. Smith............................          --               --
         T.L. Weise............................        18,084         $1,385,687
         K.R. Masterson........................        13,250          1,015,281
         M.A. Taylor...........................        14,063          1,077,577
         A.B. Graf, Jr.........................        16,000          1,226,000

    The restrictions on the shares awarded to Mr. Weise lapse ratably over three years after the date of award with respect to 834 shares granted in October 1993 and lapse ratably over five years after the date of award with respect to 11,250 shares granted in October 1995 and 6,000 shares granted in April 1996. The restrictions on the shares awarded to Mr. Masterson lapse ratably over five years after the date of award with respect to 11,250 shares granted in December 1995 and lapse ratably over two years after the date of award with respect to 2,000 shares granted in April 1996. The restrictions on the shares awarded to Ms. Taylor lapse ratably over five years after the date of award with respect to 1,250 shares granted in September 1991 and 11,250 shares granted in October 1995 and lapse ratably over four years after the date of award with respect to 1,563 shares granted in October 1992. The restrictions on the shares awarded to Mr. Graf lapse ratably over five years after the date of award with respect to 11,250 shares granted in October 1995 and 3,500 shares granted in April 1996 and lapse over five years after the date of award with respect to 1,250 shares granted in December 1991.

    Holders of restricted shares are entitled to receive any dividends declared on such shares. The Corporation has never declared a dividend on its shares because its policy has been to reinvest earnings in the business of the Corporation.

(2) These amounts represent profit sharing payments to the named executive officers and contributions under the Corporation's Profit Sharing Plan.

(3) Of the amounts shown for 1996, 1995 and 1994, $95,174, $69,437 and
    $65,328, respectively, represent personal use of corporate aircraft treated as taxable income to Mr. Smith.

(4) These amounts represent bonuses received by each officer upon promotion to Executive Vice President and, in the case of Mr. Masterson, an additional special recognition award. No amounts are included for annual performance bonuses because no such bonuses were awarded for fiscal 1996.

(5) The amounts shown for Mr. Weise in 1996 and 1994 represent tax reimbursements related to restricted stock awards.

(6) Of the amount shown for 1995, $55,018 is for financial counseling.

(7) The amounts shown for Messrs. Masterson and Graf and Ms. Taylor in 1996 represent tax reimbursements related to restricted stock awards.

(8) This amount represents a Five Star Award, the Corporation's highest special achievement award, received by Ms. Taylor.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table sets forth information regarding grants of stock options during the fiscal year ended May 31, 1996 made to the named executive officers under the Corporation's Stock Incentive Plans. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options, which would result in stock prices of approximately $134.08 and $213.50, respectively, for the options with an exercise price of $82.3125. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercise and common stock holdings are dependent on the future performance of the Corporation's Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                        INDIVIDUAL GRANTS
                         ------------------------------------------------
                                                                          POTENTIAL REALIZABLE VALUE
                          NUMBER OF    % OF TOTAL                           AT ASSUMED ANNUAL RATES
                          SECURITIES  OPTIONS/SARS                        OF STOCK PRICE APPRECIATION
                          UNDERLYING   GRANTED TO  EXERCISE OR                  FOR OPTION TERM
                         OPTIONS/SARS EMPLOYEES IN BASE PRICE  EXPIRATION ---------------------------
NAME                     GRANTED (#)  FISCAL YEAR   ($/SH)(*)     DATE       5% ($)       10% ($)
- ----                     ------------ ------------ ----------- ---------- ---------------------------
F.W. Smith..............      --           --          --          --            --            --
T.L. Weise..............    11,500        1.28       82.3125   9/25/2005       595,326      1,508,656
K.R. Masterson..........    11,500        1.28       82.3125   9/25/2005       595,326      1,508,656
M.A. Taylor.............    11,500        1.28       82.3125   9/25/2005       595,326      1,508,656
A.B. Graf, Jr...........    11,500        1.28       82.3125   9/25/2005       595,326      1,508,656

- ----------
(*) The option exercise price of the options granted to the individuals shown above was the fair market value of the Corporation's Common Stock at the date of grant of the option. The options are subject to a vesting schedule as follows: 20% after one year from the date of grant; 40% after two years; 60% after three years; 80% after four years; and 100% after five years. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. During the fiscal year ended May 31, 1996, options for a total of 896,000 shares were granted to various employees of the Corporation.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

  The following table summarizes for each of the named executive officers certain information relating to stock options exercised by them during the fiscal year ended May 31, 1996. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on May 31, 1996, which was $76.6875 per share. These values, unlike the amounts set forth in the column "Value Realized," have not been, and may never be, realized. The options have not been, and may not be, exercised; and actual gains, if any, on exercise will depend on the value of the Corporation's Common Stock on the date of exercise. There can be no assurance that these values will be realized. Unexercisable options are those which have not yet vested.

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                    OPTIONS/SARS AT            IN-THE-MONEY
                            SHARES     VALUE          FY-END (#)        OPTIONS/SARS AT FY-END ($)
                         ACQUIRED ON  REALIZED ------------------------- -------------------------
NAME                     EXERCISE (#)   ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- -----                    ------------ -------- ----------- ------------- ----------- -------------
F.W. Smith..............      --         --      252,500      100,000     8,000,000     857,500
T.L. Weise..............     4,000    102,250     51,215       55,800     1,383,395     602,281
K.R. Masterson..........    12,000    487,625     35,900       48,600       868,369     513,569
M.A. Taylor.............     4,000     85,750     27,600       47,900       663,156     491,000
A.B. Graf, Jr...........     6,250    209,756     34,500       64,400       622,281     764,831

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

  The following table sets forth estimates of the possible future payouts to each of the named executive officers under the Corporation's long-term performance bonus plans.



                                                                     ESTIMATED FUTURE PAYOUTS
                                              PERFORMANCE OR     UNDER NON-STOCK PRICE-BASED PLANS
                              NUMBER OF        OTHER PERIOD      ---------------------------------
                            SHARES, UNITS    UNTIL MATURATION     THRESHOLD   TARGET    MAXIMUM
NAME                     OR OTHER RIGHTS (#)    OR PAYOUT         ($ OR #)   ($ OR #)   ($ OR #)
- ----                     ------------------- ----------------     --------- ---------- ----------
F.W. Smith..............         N/A             5/31/97          $500,000  $1,000,000 $1,500,000
                                 N/A             5/31/98           500,000   1,000,000  1,500,000
                                 N/A             5/31/99           500,000   1,000,000  1,500,000

T.L. Weise..............         N/A             5/31/97           158,334     316,667    475,000
                                 N/A             5/31/98           191,667     383,333    575,000
                                 N/A             5/31/99           225,000     450,000    675,000

K.R. Masterson..........         N/A             5/31/97           158,334     316,667    475,000
                                 N/A             5/31/98           191,667     383,333    575,000
                                 N/A             5/31/99           225,000     450,000    675,000

M.A. Taylor.............         N/A             5/31/97           125,000     250,000    375,000
                                 N/A             5/31/98           125,000     250,000    375,000
                                 N/A             5/31/99           125,000     250,000    375,000

A.B. Graf, Jr...........         N/A             5/31/97           158,334     316,667    475,000
                                 N/A             5/31/98           191,667     383,333    575,000
                                 N/A             5/31/99           225,000     450,000    675,000


  In 1995 the Compensation Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal year 1997 if the Corporation achieves certain earnings per share targets established by the Committee with respect to the three-fiscal year period 1995 through 1997. However, no amounts can be earned until fiscal 1997 because it is only after the conclusion of that year that the Committee can determine the extent of achievement of the three-year earnings per share objectives. The Committee has established similar plans for the three-fiscal year periods 1996 through 1998 and 1997 through 1999 providing bonus opportunities for 1998 and 1999, respectively, if certain earnings per share targets are achieved with respect to those periods. No amounts can be earned for the 1996 through 1998 and 1997 through 1999 plans until 1998 and 1999, respectively, since achievement of the earnings per share objectives can only be determined following the conclusion of the applicable three-fiscal year period. Each successive plan has earnings per share targets which are higher than the previous plans.

  Under each plan, the average percentage of an individual's achievement of individual objectives under the Corporation's annual performance bonus plan (discussed on page 12 of the Proxy Statement) for the three-fiscal year period of each of the long-term performance bonus plans will be used as an individual performance measure when calculating individual bonuses, except for Mr. Smith whose payout will be determined by the Compensation Committee. The estimated individual future payouts set forth in the table above are set dollar amounts ranging from threshold amounts if the objectives are minimally achieved, up to maximum amounts if the plan targets are substantially exceeded. Individual bonuses may be adjusted downward from these amounts if the individual's average individual achievement percentage is less than 100% for the three-fiscal year period of each of the plans. There can be no assurance that the estimated future payouts shown in this table will be achieved.

                              PENSION PLAN TABLE

  The following table shows the estimated annual pension benefits payable to participants upon retirement on a single life annuity basis in specified remuneration classes and years of credited service under the Federal Express Corporation Employees' Pension Plan and the Federal Express Corporation Retirement Parity Pension Plan which provides 100 percent of the benefit that would otherwise be denied certain participants by reason of Internal Revenue Code limitations on qualified plan benefits. The benefits listed in the table are not subject to any reduction for Social Security or other offset amounts.

                                                    YEARS OF SERVICE
                                         ---------------------------------------
REMUNERATION                               10      15      20      25      30
- ------------                             ------- ------- ------- ------- -------
  300,000...............................  60,000  90,000 120,000 150,000 150,000
  350,000...............................  70,000 105,000 140,000 175,000 175,000
  400,000...............................  80,000 120,000 160,000 200,000 200,000
  450,000...............................  90,000 135,000 180,000 225,000 225,000
  500,000............................... 100,000 150,000 200,000 250,000 250,000
  600,000............................... 120,000 180,000 240,000 300,000 300,000
  700,000............................... 140,000 210,000 280,000 350,000 350,000
  800,000............................... 160,000 240,000 320,000 400,000 400,000
  900,000............................... 180,000 270,000 360,000 450,000 450,000
1,000,000............................... 200,000 300,000 400,000 500,000 500,000

  The remuneration specified in the Pension Plan Table includes Salary and Bonus as reported in the Summary Compensation Table (p. 8). Since the covered compensation is the average over the five-year period preceding retirement, the amount differs from that set forth in the Summary Compensation Table and is stated below together with the credited years of service achieved.

                                                                        YEARS OF
NAME                                               COVERED COMPENSATION SERVICE
- ----                                               -------------------- --------
F.W. Smith........................................       $820,547          24
T.L. Weise........................................        476,431          24
K.R. Masterson....................................        423,574          16
M.A. Taylor.......................................        353,937          16
A.B. Graf, Jr.....................................        352,639          16

                   REPORT ON EXECUTIVE COMPENSATION OF THE
               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The compensation of the Corporation's executives comprises three basic components: base salary, annual and long-term performance bonus plans, and long-term equity incentives. The Compensation Committee (the "Committee") of the Board of Directors determines the compensation of the executive officers of the Corporation, approves the objectives for the annual and long-term performance bonus plans, establishes the funding of the plans, determines the awards of long-term equity incentives and the individuals to whom such awards are made, and recommends to the Board of Directors the compensation of the chief executive officer of the Corporation.

  Base Salary. The establishment of competitive base compensation for the Corporation's executives is the primary objective in setting base salaries. The starting point for this process is to determine the relative importance of an executive officer's position, the extent of accountability of the position and the skills required to perform the duties of the position. In addition, the Corporation utilizes compensation surveys published by three major consulting firms of companies in general industry with $5 billion or more in annual sales. The Committee believes that general industry is an appropriate comparison category in determining competitive compensation because the Corporation's executives can be recruited from, and by, businesses outside the Corporation's industry peer group. In addition, in its 1996 executive compensation review, the Committee considered compensation information on the five highest paid executive officers of other companies available from the proxy statements of a group of 19 transportation companies and a group of 34 companies in general industry with annual sales of $8--$12 billion. The transportation companies comprise most of the companies in the Standard & Poor's Transportation Index and the Dow Jones Transportation Average, but also include several other companies not in these indices. Base salaries are generally targeted at the median (or 50th percentile) of base salaries for comparable positions in the comparison surveys mentioned above.

  None of the factors mentioned above is given any particular weight in determining base compensation. Other factors may also influence such determination, such as the relative extent of an individual's experience or a desire to retain a valuable executive. The Committee's target for Mr. Smith is the 50th percentile as is the case with the other executive officers. Mr. Smith's base salary was increased in 1996; however, his base salary remains at about the 25th percentile of base salaries of chief executive officers in the comparison surveys.

  Performance Bonus Plans. Under the Corporation's annual performance bonus plan, a bonus opportunity is established at the beginning of each fiscal year for management and certain professional employees based on the degree of attainment of both corporate and individual goals for the year. Each position eligible for such bonus, including all executive officers but excluding Mr. Smith, is assigned a number of points based on salary grade. Individual objectives for each position are established and points are allocated to the objectives by each participant and his or her immediate superior. A participant earns points by achieving his or her individual objectives. The amount of a participant's bonus is determined by the number of points earned, multiplied by the dollar value, if any, assigned to each point by the Committee according to the extent of achievement of plan objectives.

  If both the individual and plan objectives are achieved, the plan is designed to produce a bonus ranging, on a sliding scale, from a threshold amount if the plan objectives are minimally achieved up to a maximum amount if such objectives are substantially exceeded. For 1996, the threshold bonus target was established at an amount which, when added to base salary, would be less than the 50th percentile of total salary and bonus for comparable positions in the comparison surveys discussed above under Base Salary. Thus, total salary and bonus for executive officers (assuming achievement of all individual objectives) is designed to range from less than the 50th up to the 75th percentile of total salary and bonus for comparable positions in the comparison surveys according to the degree to which plan objectives are met or exceeded.

  The plan objectives established for 1996 were (i) a pretax income goal and
(ii) an internal measure reflecting a targeted level of service quality. No annual bonuses were awarded to executive officers (or Mr. Smith) for 1996 because plan targets for pretax income for the entire fiscal year and the service quality index goal were not achieved.

  Mr. Smith's bonus is not determined by a number of points specifically assigned to his position as is the case with other management personnel, but by whether corporate business plan objectives are met or exceeded. If such objectives are met, the Committee determines and recommends to the Board of Directors a bonus which, when combined with base salary, may be up to the 75th percentile of total salary and bonus for chief executive officers in the comparison surveys discussed above under Base Salary. In addition to the comparison surveys, the Committee also considered publicly available proxy statement information on the compensation of chief executive officers of two groups of other public companies, as described above under Base Salary, in determining Mr. Smith's total salary and bonus. Mr. Smith did not receive an annual bonus for 1996.

  In 1994, the Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal year 1996 if the Corporation achieves certain earnings per share targets established by the Committee with respect to the three-fiscal year period 1994 through 1996. Bonuses were awarded under the long-term plan in 1996 to upper management, including the named executive officers, based on achievement of maximum plan targets for the three-fiscal year period. The Committee has established similar plans for the three-fiscal year periods 1995 through 1997, 1996 through 1998 and 1997 through 1999 providing bonus opportunities for 1997, 1998 and 1999, respectively, if certain earnings per share targets are achieved with respect to those periods. The Long-Term Incentive Plans Table on page 10 of this Proxy Statement sets forth the estimated future payouts under these plans if the three-year earnings per share objectives are achieved.

  Long-Term Equity Incentives. Stock options were granted as long-term incentives in 1996 to certain key employees of the Corporation, including executive officers, under certain of the Corporation's Stock Incentive Plans. Under the terms of the plans, the Corporation may grant options to key employees (determined by the Committee) to purchase such number of shares of the Common Stock of the Corporation as is determined by the Committee.

  The number of shares for which options are granted to executive officers is generally determined by the Committee based on the respective officer's senior officer status. However, no set criteria are used and other factors may influence the Committee's determination with respect to the number of shares granted, such as the promotion of an individual to a higher position, a desire to retain a valued executive or the number of shares then available for grant under one or more of the plans. The stock option holdings of an individual at the time of a grant are generally not considered in determining the size of a grant to that individual.

  Under the terms of the Corporation's Restricted Stock Plans, the Corporation may award restricted stock to key employees as determined by the Committee. No set criteria are used to determine the amount of restricted stock awarded; however, the Committee's determination may be influenced with respect to the number of shares awarded by factors such as the respective officer's senior officer status, the promotion of an individual to a higher position, a desire to retain a valued executive, a desire to recognize a particular officer's contribution to the Corporation or the number of shares then available for award. In 1996, 175,250 shares of restricted stock were awarded.

  Section 162(m) of the Internal Revenue Code limits deductibility of certain compensation for the chief executive officer and the four other highest paid executive officers to $1,000,000 per year, unless certain requirements are met. The policy of the Corporation is generally to design its compensation plans and programs to ensure full deductibility. The Committee attempts to balance this policy with compensation programs designed to motivate management to maximize stockholder wealth. There are times when it is determined that the interests of the stockholders are best served by the implementation of compensation policies that do not restrict the Committee's ability to exercise its discretion in crafting compensation packages even though such policies may result in certain non-deductible compensation expenses.

  The Corporation's Stock Incentive Plans comply with Section 162(m); therefore, compensation recognized by the five highest paid executive officers under these plans will qualify for appropriate tax deductions. The Corporation's annual and long-term performance bonus plans and its 1995 Restricted Stock Plan do not meet all of the conditions for qualification under
Section 162(m). Therefore, compensation received under these plans will be subject to the $1,000,000 deductibility limit.

                        COMPENSATION COMMITTEE MEMBERS

                        Jackson W. Smart, Jr.--Chairman

 Robert H. Allen     Ralph D. DeNunzio     J.R. Hyde, III    Charles T. Manatt

                                 MAY 31, 1996

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

  Pursuant to the provisions of the Corporation's Stock Incentive Plans, the Corporation has made interest-free demand loans to certain officers, fully secured by Common Stock of the Corporation, to assist them in exercising non-incentive stock options and paying any tax liability associated with such exercise. Such loans are repayable on demand or upon termination of employment for any reason. The following table shows the highest balance of such loans outstanding during the period June 1, 1995 through August 5, 1996 and the balance of such loans outstanding at August 5, 1996, for those executive officers with loan balances which exceeded $60,000.

                                            HIGHEST BALANCE   BALANCE AT
EXECUTIVE OFFICER                            DURING PERIOD  AUGUST 5, 1996
- -----------------                           --------------- --------------
Theodore L. Weise,
 Executive Vice
 President(1)
 Worldwide Operations..                       $  619,031       $355,373
William J. Razzouk,
 Executive Vice
 President(1)
 Worldwide Customer
 Operations............                        1,416,188          --
Gilbert D. Mook, Senior
 Vice President
 Air Operations........                           70,283          --

- --------
(1) Mr. Razzouk resigned effective February 18, 1996 and Mr. Weise became Executive Vice President-Worldwide Operations on February 1, 1996.

  The law firm of Baker, Donelson, Bearman & Caldwell represented the Corporation during fiscal year 1996. Mr. Baker, a Director and nominee, is a named partner in that firm. Mr. Baker also represented the Corporation pursuant to a retainer arrangement during fiscal 1996 for a fee of $200,000. The law firm of Waring Cox represented the Corporation during fiscal year 1996. Mr. Cox, a Director, is a named partner in that firm. The Corporation expects to utilize the services of these firms during fiscal year 1997. Mr. Mitchell, a Director, represented the Corporation pursuant to a retainer arrangement during fiscal 1996 for a fee of $100,000. Mr. Manatt, a Director, represented the Corporation pursuant to a retainer arrangement during fiscal 1996 for a fee of $100,000, and the Corporation has utilized the services of Manatt, Phelps & Phillips from time to time. The Corporation expects to utilize the services of Messrs. Baker, Manatt and Mitchell during fiscal 1997.

                            STOCK PERFORMANCE GRAPH

  The Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

  The following graph shows changes over the past five fiscal years in the value of $100 invested on May 31, 1991 in: (1) the Corporation's Common Stock;
(2) the Standard & Poor's 500 Composite Index; and (3) the Standard & Poor's Transportation Index.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
          (FDX, S&P 500 COMPOSITE INDEX AND S&P TRANSPORTATION INDEX)





                              [GRAPH APPEARS HERE]





                                1991     1992     1993     1994     1995     1996
- ---------------------------------------------------------------------------------
  FDX                           100      102      122      191      149      191
- ---------------------------------------------------------------------------------
  S & P 500 Composite Index     100      110      123      128      154      197
- ---------------------------------------------------------------------------------
  S & P Transportation Index    100      124      140      143      146      189

  The total return assumes that all dividends were reinvested. No dividends were paid on the Corporation's Common Stock during the period.

                         CHANGE IN CONTROL ARRANGEMENT

  The Corporation's Stock Incentive Plans provide that in the event of a change in control each holder of an unexpired option under any of the plans has the right to exercise such option without regard to the date such option would first be exercisable, except that no option may be exercised less than six months from the date of grant. This right continues, with respect to holders whose employment with the Corporation terminates following a change in control, for a period of twelve months after such termination or until the option's expiration date, whichever is sooner. The instruments pursuant to which restricted stock is granted under the Corporation's Restricted Stock Plans provide that the restricted shares will be canceled and the Corporation will make a cash payment, in an amount determined under the plan, to each holder in the event of a change in control.

                                   AUDITORS
                               (PROPOSAL NO. 2)

  Arthur Andersen LLP have been the auditors for the Corporation since 1972. Upon the recommendation of the Audit Committee, the Board of Directors has designated Arthur Andersen LLP to be the independent auditors of the Corporation for the year ending May 31, 1997. The Board of Directors will offer a resolution at the Annual Meeting to ratify this designation. It is anticipated that representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under the securities laws of the United States, the Corporation's Directors and executive officers are required to report their initial ownership of the Corporation's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Commission and the Corporation is required to disclose in this Proxy Statement any late filings or failure to file. Mr. Manatt made a late filing of a Form 4 because of a failure to file two Form 4s involving two separate transactions in the Corporation's Common Stock. Mr. Greer made a late filing of two Form 5s because of a failure to file two Form 5s involving two transactions in the Corporation's Common Stock.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the Corporation's 1997 Annual Meeting of Stockholders must be received by the Corporation on or prior to April 10, 1997 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the 1997 Annual Meeting of Stockholders.

                                OTHER BUSINESS

  The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                                                  By order of the Board of
                                                         Directors,

                                                 /s/ Kenneth R. Masterson
                                                    KENNETH R. MASTERSON
                                                          Secretary

PROXY                     FEDERAL EXPRESS CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
     THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS OCTOBER 1, 1996

The undersigned hereby constitutes and appoints KENNETH R. MASTERSON and THEODORE L. WEISE, and each of them, his or her true and lawful agent and proxies with full power of substitution in each, to represent the undersigned and to vote all of the shares of stock of the undersigned in Federal Express Corporation at the Annual Meeting of Stockholders of said Corporation to be held at the Crowne Plaza Memphis, 250 North Main Street, Memphis, Tennessee on Tuesday, October 1, 1996, and at any adjournments thereof, on Items 1 and 2 as specified on the reverse side hereof (with discretionary authority under Item 1 to vote for a new nominee if any nominee has become unavailable) and on such other matters as may properly come before said meeting.

ELECTION OF CLASS I DIRECTORS. NOMINEES:              COMMENTS
Robert H. Allen                      ------------------------------------------
Robert L. Cox                        ------------------------------------------
Paul S. Walsh                        ------------------------------------------
Peter S. Willmott                    ------------------------------------------
                                     (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING            SEE REVERSE
THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED               SIDE
NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE
WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. MR.
MASTERSON AND MR. WEISE CANNOT VOTE YOUR SHARES
UNLESS YOU SIGN AND RETURN THIS CARD.

                              FOLD AND DETACH HERE
                         1996 ANNUAL MEETING GUIDELINES

  In the interest of an orderly and constructive meeting, the following guidelines will apply for Federal Express Corporation's Annual Meeting of Stockholders.

  1. The business of the meeting is set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated August 8, 1996 and will be published in the Program for the meeting. If you do not return your proxy prior to the meeting you may sign, date and hand your proxy card to the Inspector of Election or any of the individuals at the registration table. If you wish to change your vote or vote by ballot, a ballot will be distributed to you during the meeting.

  2. If you wish to comment on any of the proposals which will be voted on at the meeting or ask an appropriate question about the business of the Corporation at the end of the meeting, please register your intention to do so on the sign-up sheet at the registration table.

  3. Please register your attendance at the meeting on the sign-up sheet at the registration table. Briefcases, purses and parcels may be examined or searched before you are admitted to the meeting. No signs, placards, banners or similar materials may be brought into the meeting.

  4. The use of cameras or sound recording equipment of any kind is prohibited, except those employed by the Corporation to provide a record of the proceedings.

  5. Time has been reserved at the end of the meeting for stockholder questions that relate to the business of the Corporation. After you have registered and at the appropriate time, please go to the microphone, state your name and confirm that you are a stockholder or employee before asking your question. Please direct all comments or questions to the Chairman. Comments or questions from the floor are limited to two minutes to provide an opportunity for as many stockholders as possible.

  6. Personal grievances or claims are not appropriate subjects for the meeting.

  7. The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedures that may arise.

Voting results announced by the Inspector of Election at the meeting are preliminary. Final results will be included in the summary of the results of the meeting included in the Corporation's first quarter Report on Form 10-Q.

/X/  Please mark your                                               6408
     votes as in this
     example.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE CLASS I DIRECTORS AND FOR PROPOSAL 2.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                       FOR   WITHHELD
1. Election of         / /     / /        Comments on              / /
   Class I                                Reverse Side
   Directors.

For, except vote withheld from the       I request my name be    / /
following nominee(s):                    disclosed with my vote
                                          and comments, if any.

- -----------------------------------


                                          FOR    AGAINST    ABSTAIN

2. Approval of Independent Accountants.   / /      / /        / /




The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- -------------------------------------------

- -------------------------------------------
SIGNATURE(S)                  DATE



                              FOLD AND DETACH HERE


                        LOCATION OF 1996 ANNUAL MEETING

                             Crowne Plaza Memphis
                             250 North Main Street
                              Memphis, Tennessee
                  Tuesday, October 1, 1996 at 10:00 a.m. CDT




                              [MAP APPEARS HERE]